UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY	12701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 2, 2016, the Board of Directors (the “Board”) of Empire Resorts, Inc. (the “Company”) approved the Third Amended and Restated Bylaws of the Company (the “Restated Bylaws”), which is effective immediately. In addition to the changes described below, the Board approved certain changes to delete outdated references to stockholder meetings in prior years and revise unclear references, which the Board believes are not material to the stockholders. Below is a description of the provisions amended in the Restated Bylaws and a description of the previous provision.

Provision	Restated Bylaws Provision	Description of Previous Provision

Section 1.9. List of Stockholders Entitled to Vote	A list of stockholders entitled to a vote at a meeting may be made available on a reasonably accessible electronic network with notice of how to access such network delivered in the notice of the meeting. Additionally the list would be available at the principal place of business of the Company.	The list was not previously available on an electronic network and the stockholder list was available in the city in which the relevant meeting would be held.

Section 1.10. Fixing of Record Date	This provision is deleted in its entirety so the Company may rely simply on the procedures set forth in the Delaware General Corporation Law (the “DGCL”) for fixing record dates.	This provision set forth the process by which a record date could be fixed or, in the event one was not fixed, determined in the event the Board did not take specific action to set a record date.

Section 2.5. Removal	This provision is deleted in its entirety since a substantially similar provision is contained in the Company’s certificate of incorporation.	This provision required a supermajority vote for the removal of directors by the stockholders of the Company.

Section 4.1. Stock Certificates	This provision is amended to indicate that officers authorized by the DGCL may sign stock certificates.	This provision enabled only a Chairman, President, or a Vice President and the Treasurer, Secretary or an assistant in each position, to sign stock certificates.

Section 4.4. Lost, Stolen, Destroyed or Mutilated Certificates.	This provision allows the Company to issue certificated or uncertificated shares to replace lost, stolen, destroyed or mutilated certificates.	This provision referred to the issuance of new stock certificates to replace lost, stolen, destroyed or mutilated certificates.

Section 5.1. Indemnity	This provision provides indemnification rights to directors and officers of the Company or those servicing as a director and/or officer of another entity at the request of the Company. In addition, the provision provides that the Board can make such determination to provide indemnification on the basis of the approval of the disinterested members of the Board even if such disinterested members do not constitute a quorum. This amendment is substantially similar to the Indemnification Proposal, which was approved by the Company’s stockholders at the Annual Meeting, as described in Item 5.07 below.	This provision required the Company to provide indemnification rights to directors, officers, employees or agents of the Company or those serving in such capacities of another entity at the request of the Company. In addition, the provision provided that indemnification decisions could be made only by a quorum of Directors.

Section 6.1 Amendment	This provision provides the Bylaws may be amended by the approval of Board by a majority vote of the directors then in office. This amendment is substantially similar to the By-laws Proposal, which was approved by the Company’s stockholders at the Annual Meeting, as described in Item 5.07 below.	This provision provided that the Bylaws could be amended by a majority vote of the Directors without specifying that the reference was with respect to Directors then in office.

The foregoing description of the Third Amended and Restated By-Laws is qualified in its entirety by reference to the Third Amended and Restated By-Laws, which is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 1, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) in New York, New York. At the Annual Meeting, stockholders voted:

•	To elect six directors to serve on the Board for a one year term that expires at the 2017 annual meeting of stockholders or until their respective successors are elected and qualified or until their earlier resignation or removal;

•	To approve an amendment and restatement (the “Restated Charter”) of the Company’s Amended and Restated Certificate of Incorporation, as amended to:

•	(i) delete the provision allowing directors to remove other directors from the Board of Directors (the “Board”) and (ii) enable stockholders to remove directors from the Board with or without cause (the “Director Removal Proposal”);

•	delete the provision referencing the applicability of the gaming laws and regulations of the State of Mississippi to transfers of the Company’s capital stock and retain the provision referencing the applicability of the gaming laws and regulations of any jurisdiction in which the Company conducts gaming operations to the ownership of the Company’s capital stock (the “Applicable Gaming Law Proposal”);

•	clarify that the director vote required to amend the Company’s By-Laws is a “majority of the directors then in office” (the “By-Laws Proposal”);

•	amend the indemnification provisions to (i) leave to the discretion of the Board whether to extend indemnification and advancement of expenses to employees and agents of the Company, and (ii) clarify that the Company will pay a claimant in an indemnification or advancement action fees that are proportionate to his or her level of success in the indemnification or advancement action (the “Indemnification Proposal”);

•	add a provision that all internal corporate claims be brought exclusively in Delaware courts (the “Forum Selection Proposal”);

•	to clarify that, in accordance with Delaware General Corporation Law, the Board, in addition to stockholders, must approve a repeal or modification of the article relating to director exculpation from monetary liability for breach of fiduciary duty under certain circumstances (the “Director Exculpation Proposal”); and

•	to conduct a non-binding advisory vote on our 2015 executive compensation.

Below are the voting results for the election of six directors. All nominees were elected as directors with the following vote:

Nominee	For	Withheld	Broker Non-Vote
Joseph A. D’Amato	28,461,796	68,847	2,062,026
Emanuel R. Pearlman	28,383,738	146,545	2,062,026
Keith Horn	28,507,384	22,899	2,062,026
Edmund Marinucci	28,499,733	30,550	2,062,026
Gregg Polle	28,329,077	201,206	2,062,026
Nancy A. Palumbo	28,500,211	30,072	2,062,026

Below are the voting results for the Director Removal Proposal. The stockholders approved the Director Removal Proposal with the following vote:

For	Against	Abstain
30,364,822	148,595	78,892

Below are the voting results for the Applicable Gaming Law Proposal. The stockholders approved the Applicable Gaming Law Proposal with the following vote:

For	Against	Abstain	Broker Non-Vote
28,514,760	11,915	3,608	2,062,026

Below are the voting results for the Bylaws Proposal. The stockholders approved the Bylaws Proposal with the following vote:

For	Against	Abstain	Broker Non-Vote
28,493,982	31,994	4,307	2,062,026

Below are the voting results for the Indemnification Proposal. The stockholders approved the Indemnification Proposal with the following vote:

For	Against	Abstain	Broker Non-Vote
28,503,540	18,978	7,765	2,062,026

Below are the voting results for the Forum Selection Proposal. The stockholders approved the Forum Selection Proposal with the following vote:

For	Against	Abstain	Broker Non-Vote
28,442,352	83,250	4,681	2,062,026

Below are the voting results for the Director Exculpation Proposal. The stockholders approved the Director Exculpation Proposal with the following vote:

For	Against	Abstain	Broker Non-Vote
28,502,702	18,985	8,596	2,062,026

Below are the voting results for the non-binding advisory vote on our 2015 executive compensation. The stockholders approved the 2015 executive compensation with the following vote:

For	Against	Abstain	Broker Non-Vote
28,454,294	59,238	16,751	2,062,026

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.2	Third Amended and Restated By-Laws of Empire Resorts, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2016

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
	Name:	Joseph A. D’Amato
	Title:	Chief Executive Officer

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